Exhibit (j)(2)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 106 to Registration Statement No. 002-93601 on Form N-1A of our report dated September 11, 2013 relating to the financial statements and financial highlights of Fidelity Blue Chip Growth Fund, our reports dated September 13, 2013 relating to the financial statements and financial highlights of Fidelity Series Real Estate Equity Fund and Fidelity OTC Portfolio, our report dated September 16, 2013 relating to the financial statements and financial highlights of Fidelity Series Small Cap Opportunities Fund, and our reports dated September 20, 2013 relating to the financial statements and financial highlights of Fidelity Real Estate Income Fund and Fidelity Series Real Estate Income Fund, each a fund of Fidelity Securities Fund, appearing in the Annual Report on Form N-CSR of Fidelity Securities Fund for the year ended July 31, 2013, and to the references to us under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firms" in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP
Boston, Massachusetts

September 24, 2013